EXHIBIT 23.3

                      CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1997 with respect to the consolidated financial statements of Southwest Bancshares, Inc. included in the Registration Statement on Form S-4 and related Prospectus of First Commercial Corporation for the registration of 3,412,457 shares of its common stock.


      /s/ KEMP & COMPANY


      Little Rock, Arkansas
      March 12, 1997